UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2006

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PharmaNet Development Group, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-16119	59-2407464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Carnegie Center, Princeton, NJ 08540

(Address of Principal Executive Offices) (Zip Code)

(609) 951-6800

(Registrant’s telephone number, including area code)

_______________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 2, 2006, upon the recommendation of the Nominating Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of PharmaNet Development Group, Inc. ( the “Company”), the Board appointed Peter G. Tombros to fill the vacancy created by the resignation of one of its directors. Mr. Tombros will serve until the Annual Meeting of Stockholders of the Company to be held in 2007.

Mr. Tombros, age 64 is a Professor and Distinguished Executive in Residence at the Eberly College of Science at Pennsylvania State University, a position he has held since October 2005. Formerly, Mr. Tombros served as Chairman and Chief Executive Officer of VivoQuest, Inc. from 2002 to 2005. From 1994 to 2001, Mr. Tombros was President and Chief Executive Officer of Enzon, Inc. Prior to Enzon, Mr. Tombros spent 25 years with Pfizer Inc., serving in various leadership roles, including Executive Vice President, Pfizer Pharmaceuticals; Senior Vice President, General Manager, Roerig Division; and Vice President, Marketing, Pfizer Laboratories Division. Mr. Tombros is currently a director of Alpharma Inc., Cambrex Corporation, Protalex, Inc., Dendrite Pharmaceuticals and NPS Pharmaceuticals. He is also a former Chairman of the New Jersey Technology Council. Mr. Tombros holds a Bachelor of Science and Master of Science from Pennsylvania State University and a Master of Business Administration from the University of Pennsylvania Wharton Graduate School of Business.

On October 2, 2006, upon the recommendation of the Nominating Committee, the Board increased the size of the Board from six (6) members to seven (7) members, and appointed Rolf A. Classon to fill such vacancy. Mr. Classon will serve until the Annual Meeting of Stockholders of the Company to be held in 2007.

Mr. Classon, age 61, has served as Chairman of the Board of Directors of Hillenbrand Industries, Inc since March 2006. From May 2005 until March 2006, Mr. Classon served as Interim Chief Executive Officer of that company. Mr. Classon served as Vice Chairman of the Board of Directors of Hillenbrand Industries, Inc. from December 2003 until May 2005 and joined the Board of Directors of Hillenbrand Industries, Inc. in May 2002. From October 2002 until July 2004, Mr. Classon was Chairman of the Executive Committee of Bayer HealthCare AG, a subsidiary of Bayer AG, and served as President of Bayer’s Diagnostic Division and head of Bayer’s Worldwide Business Group–Diagnostics since 1995. Mr. Classon is a director of Enzon Pharmaceuticals, Inc. and is Chairman of the Compensation Committee and a member of the Finance and Audit Committee of Enzon Pharmaceuticals, Inc. Mr. Classon is also a director of Ista Pharmaceuticals, Inc. and a member of the Nominating Committee of Ista Pharmaceuticals, Inc. Mr. Classon also serves as the Chairman of our Board of Directors of Auxilium Pharmaceuticals, a position he has held since April 2005. Mr. Classon received his Chemical Engineering Certificate from the Gothenburg School of Engineering and a Business Degree from the University of Gothenburg.

The Board determined that each of Mr. Tombros and Mr. Classon has no relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of NASDAQ or the Securities and Exchange Commission.

The Board is in the process of determining which Committees Messrs. Tombros and Classon shall serve upon, if any.

Mr. Tombros and Mr. Classon shall receive compensation for serving on the Board pursuant to the Board compensation plan that was previously disclosed in the Company’s filings with the SEC.

Neither Mr. Tombros or Mr. Classon nor any member of his immediate family has engaged, directly or indirectly, in any transaction, or series of similar transactions, with the Company or any of its subsidiaries since January 1, 2006 in which the amount involved exceeds $60,000. In addition, neither Mr. Tombros, nor Mr. Classon has any family relationship with any executive officer or director of the Company.

On October 3, 2006, the Company issued a press release announcing the appointments of Messers. Tombros and Classon to serve as directors of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by PharmaNet Development Group, Inc. on October 3, 2006 announcing the appointment of Messers. Tombros and Classon to serve as directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 4, 2006

PHARMANET DEVELOPMENT GROUP, INC.
By:	/s/ JOHN P. HAMILL
Name: John P. Hamill
Title: Chief Financial Officer